                                                                    EXHIBIT 10.8


                                LEASE AGREEMENT


                                    between


                             SAN CARLOS CO-TENANCY
                                 as "Landlord"


                                      and


                              NATUS MEDICAL, INC.
                                  as "Tenant"

                               TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----
 1.     PREMISES......................................................       5
 2.     TERM; POSSESSION..............................................       5
 3.     RENT .........................................................       6
 4.     SECURITY DEPOSIT .............................................      10
 5.     USE AND COMPLIANCE WITH LAWS .................................      10
 6.     TENANT IMPROVEMENTS & ALTERATIONS ............................      13
 7.     MAINTENANCE AND REPAIRS ......................................      15
 8.     TENANT'S TAXES ...............................................      17
 9.     UTILITIES AND SERVICES .......................................      17
 10.    EXCULPATION AND INDEMNIFICATION ..............................      18
 11.    INSURANCE ....................................................      19
 12.    DAMAGE OR DESTRUCTION ........................................      21
 13.    CONDEMNATION .................................................      22
 14.    ASSIGNMENT AND SUBLETTING ....................................      24
 15.    DEFAULT AND REMEDIES .........................................      27
 16.    LATE CHARGE AND INTEREST .....................................      29
 17.    WAIVER .......................................................      29
 18.    ENTRY, INSPECTION AND CLOSURE ................................      29
 19.    SURRENDER AND HOLDING OVER ...................................      30
 20.    ENCUMBRANCES .................................................      31
 21.    ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS ...............      32
 22.    NOTICES ......................................................      33
 23.    ATTORNEYS' FEES ..............................................      33
 24.    QUIET POSSESSION .............................................      33
 25.    SECURITY MEASURES ............................................      33
 26.    FORCE MAJEURE ................................................      33
 27.    RULES AND REGULATIONS ........................................      34
 28.    LANDLORD'S LIABILITY .........................................      34
 29.    CONSENTS AND APPROVALS .......................................      34
 30.    BROKERS ......................................................      34
 31.    RELOCATION OF PREMISES .......................................      35
 32.    WAIVER OF RIGHT TO JURY TRIAL ................................      35
 33.    ENTIRE AGREEMENT .............................................      35
 34.    MISCELLANEOUS ................................................      35

35.     AUTHORITY ....................................................    36

                            INDEX OF DEFINED TERMS

ADA................................ 16     Second Expansion Premises
Additional Rent....................  8      Commencement Date..............  5
Alterations........................ 14     Second Expansion Premises
Award.............................. 23      Rent Commencement Date.........  6
Broker............................. 35     Security Deposit................ 10
Building Rules..................... 34     Service Failure................. 18
Building Systems................... 11     Sublease Profits................ 25
Buildings..........................  5     Taxes...........................  8
Claims............................. 19     Tenant Improvements............. 14
Condemnation....................... 23     Tenant's Share..................  8
Condemnor.......................... 23     Tenant's Taxes.................. 17
Controls........................... 17     Term............................  5
Date of Condemnation............... 23     Termination Premises
Encumbrance........................ 32      Termination Date...............  6
Environmental Losses............... 11     Trade Fixtures.................. 15
Environmental Requirements......... 11     Transfer........................ 24
Event of Default................... 27     Transferee...................... 25
Expiration Date....................  5     Vistors......................... 11
First Expansion Premises
 Commencement Date.................  5
First Expansion Premises
 Rent Commencement Date............  5
Handled by Tenant.................. 11
Handling by Tenant................. 11
Hazardous Materials................ 11
HVAC............................... 11
Interest Rate...................... 30
Landlord's Work.................... 15
Laws...............................  7
Mortgagee.......................... 32
Operating Costs....................  7
Parking Facility...................  5
Permitted Hazardous Materials...... 12
Premises...........................  5
Project............................  5
Property...........................  5
Property Manager................... 20
Proposed Transferee................ 25
Rent............................... 10
Rental Tax......................... 17
Representatives.................... 11
Scheduled First Expansion
 Premises Commencement Date........  5
Scheduled Second Expansion
 Premises Commencement Date........  6

                            BASIC LEASE INFORMATION

Lease Date:             For identification purposes only, the date of this Lease
                        is August 24, 1998

Landlord:               SAN CARLOS CO-TENANCY, a tenancy in common

Tenant:                 NATUS MEDICAL, INC., a California corporation

Project:                San Carlos Commerce Centre

Rentable Area of
Project:                Approximately 103,064 square feet

Buildings:              Three (3) buildings (each a "Building") in which the
                        Premises are located in San Carlos Commerce Centre, as shown on Exhibit A attached hereto

Rentable Area of
Buildings:                      Building at 1501 and 1509 Industrial Road -
                        Approximately 16,700 square feet

                                Building at 1541, 1547 and 1549 Industrial Road
                        - Approximately 14,400 square feet

                                Building at 1551, 1555 and 1559 Industrial Road
                        - Approximately 17,475 square feet

Premises:                       Suite Addresses: 1501, 1547 and 1541 Industrial
                        Road, San Carlos, CA, plus 1551 Industrial Road, San Carlos, CA until the Termination Premises Termination Date (as hereinafter defined)

                                Rentable Area: Approximately 24,130 square feet
                        (for the Suites located at 1501, 1547 and 1541 Industrial Road), and approximately 3,825 square feet for the Suite at 1551 Industrial Road

Existing Premises:      Suite Address: 1501 Industrial Road, San Carlos, CA
                        Rentable Area: Approximately 11,900 square feet

First Expansion         Suite Address: 1541 Industrial Road, San Carlos, CA
Premises:               Rentable Area: Approximately 7,154 square feet

Second Expansion        Suite Address: 1547 Industrial Road, San Carlos, CA
Premises:               Rentable Area: Approximately 5,076 square feet

Termination             Suite Address: 1551 Industrial Road, San Carlos, CA
Premises:               Rentable Area: Approximately 3,825 square feet

Term:                   Commencing November 15, 1998 and continuing until sixty
                        (60) full calendar months (plus any partial month at the beginning of the Term) following the Second Expansion Premises Rent Commencement Date (as hereinafter defined)

Existing Premises
Commencement Date:      November 15, 1998

Scheduled First
Expansion Premises
Commencement Date:      November 15, 1998

First Expansion
Premises Rent           Forty-five (45) days after the First Expansion Premises
Commencement Date:      Commencement Date

Scheduled Second
Expansion Premises
Commencement Date:      November 15, 1998

Second Expansion
Premises Rent           Forty-five (45) days after the Second Expansion Premises
Commencement Date:      Commencement Date

Termination Premises
Termination Date:       January 31, 1999

Expiration Date:        The last day of the 60th full calendar month following
                        the Second Expansion Premises Rent Commencement Date

Base Rent for First             Months following the First Expansion Premises
Expansion Premises      Rent Commencement Date:
commencing upon the     Months 01-12: $1.40 per rentable square foot per month
First Expansion         Months 13-24: $1.46 per rentable square foot per month
Premises Rent           Months 25-36: $1.51 per rentable square foot per month
Commencement Date:      Months 37-48: $1.57 per rentable square foot per month
                        Months 49-End of Term: $1.64 per rentable square foot
                                per month

Base Rent for Second            Months following the First Expansion Premises
                                                     -----
Expansion Premises      Rent Commencement Date:
commencing on the       Months 01-12: $1.40 per rentable square foot per month
-------------
Second Expansion        Months 13-24: $1.46 per rentable square foot per month
Premises Rent           Months 25-36: $1.51 per rentable square foot per month
Commencement Date:      Months 37-48: $1.57 per rentable square foot per month
                        Months 49-End of Term: $1.64 per rentable square foot
                                per month

Base Rent for Existing  11/15/98 - 01/31/99: $14,750.12 per month
Premises and
Termination             02/01/99 - 12/31/00: $11,162.25 per month
Premises:
                        01/01/01 - 12/31/01: $1.60 per rentable square foot per
                                month
                        0l/01/02 - 12/31/02: $1.65 per rentable square foot per
                                month
                        01/01/03 - End of Term: $1.70 per rentable square foot
                                per month

Maintenance,            This is a "triple net lease" where Tenant is responsible
Operating Costs and     for maintenance, operating costs and taxes, all in
Taxes:                  accordance with the applicable provisions of the Lease.

Tenant's Share:         Existing Premises Commencement Date to First Expansion
                        Premises Rent Commencement Date:  15.26%

                        First Expansion Premises Rent Commencement Date to Second Expansion Premises Rent Commencement Date: 22.20%

                        Second Expansion Premises Rent Commencement Date through remainder of Term: 23.41%

Security Deposit:       $23,084.50, consisting of (a) a new deposit of
                        $l7,122.00, and (b) $5,962.50 from the Existing Lease, as defined in Section 38 below)

Landlord's Address      SAN CARLOS CO-TENANCY
for Payment of Rent:    c/o William Wilson & Associates
                        2929 Campus Drive, Suite 145
                        San Mateo, CA 94403

Landlord's Address      SAN CARLOS CO-TENANCY
for Notices:            c/o William Wilson & Associates
                        2929 Campus Drive, Suite 145
                        San Mateo, CA 94403
                        Attention:  Property Management

                        with a copy to:

                        SAN CARLOS CO-TENANCY
                        William Wilson & Associates
                        2929 Campus Drive, Suite 450
                        San Mateo, CA 94403
                        Attention: General Counsel

Tenant's Address        1501 Industrial Road
for Notices:            San Carlos, CA 94070

Broker(s):              CB Richard Ellis, Inc. for Landlord,
                        BT Commercial for Tenant

Guarantor(s):           (none)

Property Manager:       William Wilson & Associates

Additional Provisions:  35.     Parking
                        36.     Right of First Offer
                        37.     Extension Option
                        38.     Existing Lease

Exhibits:
--------
Exhibit A:      The Premises (and Buildings)
Exhibit A-1:    The Existing Premises
Exhibit A-2:    The First Expansion Premises
Exhibit A-3:    The Second Expansion Premises
Exhibit A-4:    The Termination Premises
Exhibit B:      Construction Rider
Exhibit C:      Building Rules
Exhibit D:      Additional Provisions
Exhibit E:      Asbestos Notification Letter
Exhibit F:      List of Tenant's Chemicals

         The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

     THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("Landlord"), and the Tenant identified in the Basic Lease Information ("Tenant"). Landlord and Tenant hereby agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the space identified in the Basic Lease Information as the Premises (the "Premises"), in the Buildings located at the addresses specified in the Basic Lease Information (the "Buildings"). The approximate configuration and location of the Premises is shown on Exhibit A. The approximate configuration and location of the Existing
         ---------
Premises is shown on Exhibit A-1. The approximate configuration and location of
                     -----------
the First Expansion Premises is shown on Exhibit A-2. The approximate
                                         -----------
configuration and location of the Second Expansion Premises is shown on Exhibit
                                                                        -------
A-3. The approximate configuration and location of the Termination Premises is
---
shown on Exhibit A-4. Landlord and Tenant agree that the rentable area of the
         -----------
Premises for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information. The Buildings, together with the parking facilities serving the Buildings (the "Parking Facility"), and the parcel(s) of land on which the Buildings and the Parking Facility are situated (collectively, the "Property"), is part of the Project identified in the Basic Lease Information (the "Project").

2. TERM; POSSESSION. The term of this Lease (the "Term") for the Existing Premises and the Termination Premises shall commence on November 15, 1998 and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the "Expiration Date").

     The Term of this Lease for the First Expansion Premises shall commence ("First Expansion Premises Commencement Date") on the date Landlord delivers possession of the First Expansion Premises to Tenant. The parties anticipate that the First Expansion Premises Commencement Date will occur on or about the Scheduled First Expansion Premises Commencement Date set forth in the Basic Lease Information (the "Scheduled First Expansion Premises Commencement Date"); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the First Expansion Premises are not ready for occupancy by the Scheduled First Expansion Premises Commencement Date. When the First Expansion Premises Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the First Expansion Premises Commencement Date in writing. Tenant's obligation to pay Base Rent and Additional Rent for the First Expansion Premises shall commence ("First Expansion Premises Rent Commencement Date") on the date that is forty-five (45) days after the First Expansion Premises Commencement Date. Tenant's obligation to pay Base Rent and Additional Rent for the First Expansion Premises shall not commence until the First Expansion Premises Rent Commencement Date.

     The Term of this Lease for the Second Expansion Premises shall commence ("Second Expansion Premises Commencement Date") on the date Landlord delivers possession of the Second Expansion Premises to Tenant. The parties anticipate that the Second Expansion Premises Commencement Date will occur on or about the Scheduled Second Expansion Premises Commencement Date set forth in the Basic Lease Information (the "Scheduled Second Expansion Premises Commencement Date"); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Second Expansion Premises are not ready for occupancy by the Scheduled Second Expansion Premises Commencement Date. When the Second Expansion Premises Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Second Expansion Premises Commencement Date and Expiration Date in writing. Tenant's obligation to pay Base Rent and Additional Rent for the Second Expansion Premises shall commence ("Second Expansion Premises Rent Commencement Date") on the date which is forty-five (45) days after the Second Expansion Premises Commencement Date. Tenant's obligation to pay Base Rent and Additional Rent for the Second Expansion Premises shall not commence until the Second Expansion Premises Rent Commencement Date.

     The Term of the Lease with respect to the Termination Premises shall terminate ("Termination Premises Termination Date") on January 31,1999, and with respect to the Termination Premises Tenant shall remain liable for those obligations accruing through the later of (a) the Termination Premises Termination Date, or (b) the date Tenant actually vacates the Termination Premises.

     Any entry by Tenant into any portion of the Premises prior to the applicable Commencement Date for such portion of the Premises shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be obligated to pay Base Rent or Additional Rent for (a) the First Expansion Premises prior to the First Expansion Premises Rent Commencement Date, or (b) the Second Expansion Premises prior to the Second Expansion Premises Rent Commencement Date.

3.   RENT.

     3.1  Base Rent. Tenant agrees to pay to Landlord the Base Rent for the
          ---------
Existing Premises, the Termination Premises, the First Expansion Premises and the Second Expansion Premises as set forth in the applicable provisions of the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month following the Existing Premises Commencement Date, the First Expansion Premises Rent Commencement Date, and the Second Expansion Premises Rent Commencement Date, as applicable, and continuing through the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant's execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the applicable Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

     If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect for the First Expansion Premises and the Second Expansion Premises on the applicable annual or monthly anniversary of the First Expansion Premises Rent Commencement Date.

     3.2  Additional Rent: Operating Costs and Taxes.
          ------------------------------------------

          (a)  Definitions.
               -----------

               (1) "Operating Costs" means all costs of managing, operating, maintaining and repairing the Project, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Project (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Project, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Project; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Project, and expenditures for deductible amounts paid under such insurance; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively "Laws"); (G) amortization of capital replacements, repairs or improvements to the Project, including capital replacements, repairs or improvements required to comply with Laws, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine in accordance with generally accepted accounting principles; (H) an office for the management of the Project, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees not to exceed the rate of property management fees charged by owners of similar type and quality properties in the vicinity of the Project; (J) accounting, legal and other professional services incurred in connection with the operation of the Project and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Project and on other personal property owned by Landlord in the Project (including window coverings and carpeting in common areas, if any); (L) contesting the validity or applicability of any Laws that may affect the Project; (M) the Project's share of any shared or common area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Facility and the common areas of the Project, and any fitness center in the Project,); and (N) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Project. Operating Costs for any calendar year during which average occupancy of the Project is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Project had an average occupancy of one hundred percent (100%) during the entire calendar year.

Operating Costs shall not include (i) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (ii) interest and principal payments on loans or indebtedness secured by the Buildings or penalties imposed for failure to perform when required under any such loans or indebtedness secured by the Buildings; (iii) costs of improvements for Tenant or other tenants of the Project; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Project other than through payment of tenants' shares of Operating Costs and Taxes; (vi) utility charges paid by Tenant (and other tenants in the Project) directly to the applicable public utility company; (vii) leasing commissions, attorneys' fees and other expenses incurred in connection with leasing space in the Project or enforcing such leases; (viii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; (ix) costs, fines or penalties incurred due to Landlord's violation of any Law; and (x) with respect to the Existing Premises, the costs incurred prior to December 31, 2000 of maintaining the structural soundness of the structural beams of the roof, foundations and exterior walls of the Building in which the Existing Premises are located; provided, however, for the purposes of this subsection (x) the definition of exterior walls of the Building shall exclude windows, glass, plate glass, doors, special store fronts and office entries, all of which exclusions from the definition of exterior walls of the Building may be included in Operating Costs.

               (4) "Taxes" means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Project; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Project; personal property taxes assessed on the personal property of Landlord used in the operation of the Project; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Project or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. Taxes shall not include any state and federal personal or corporate income taxes measured by the income of Landlord from all sources (other than taxes on rent at the Property), as well as any franchise, inheritance, or estate, succession, gift tax, or capital levy. Landlord agrees that for the purpose of this Lease any special assessments or special taxes for public improvements to the property will be amortized, with interest at the rate payable to the assessing or taxing authority, over the maximum time Landlord is permitted to pay such special assessment or special tax without penalty. To the extent paid by Tenant or other tenants as "Tenant's Taxes" (as defined in Section 8 - Tenant's Taxes), "Tenant's Taxes" shall be excluded from Taxes.

               (5) "Tenant's Share" means the Rentable Area of the Premises divided by the total Rentable Area of the Project, as set forth in the Basic Lease Information. If the Rentable Area of the Project is changed or the Rentable Area of the Premises is changed by Tenant's leasing of additional space hereunder or for any other reason, Tenant's Share shall be adjusted accordingly.

          (b)  Additional Rent.
               ---------------

               (1) Tenant shall pay Landlord as "Additional Rent" for each calendar year or portion thereof during the Term Tenant's Share of the sum of
(x) the amount of Operating Costs, and (y) the amount of Taxes.

               (2) Prior to the Commencement Date and each calendar year thereafter, Landlord shall notify Tenant of Landlord's estimate of Operating Costs, Taxes and Tenant's Additional Rent for the following calendar year (or first partial year following the Commencement Date). Commencing on the Commencement Date, and in subsequent calendar years, on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the Additional Rent, as reasonably estimated by Landlord for such full calendar year. If Landlord thereafter reasonably estimates that Operating Costs or Taxes for such year will vary from Landlord's prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

               (3) As soon as reasonably practicable after the end of each calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord's statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement. In no event shall Operating Costs exceed one hundred percent (100%) of actual Operating Costs (including management fees) incurred by Landlord.

               (4) If Tenant's Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within twenty (20) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for such year, Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share of the Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within twenty
(20) days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

If for any reason Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant's Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Project being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term.

          3.3  Payment of Rent. All amounts payable or reimbursable by Tenant
               ---------------
under this Lease, including late charges and interest (collectively, "Rent"), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within twenty (20) days after receipt of notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit, if any (the "Security Deposit"), as security for the performance of Tenants obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. In such event Tenant shall pay to Landlord within five (5) days after receipt of demand an amount sufficient to replenish the Security Deposit. If Tenant is not in default at the expiration or termination of this Lease, then within thirty
(30) days after Tenant vacates the Premises Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant.

5.   USE AND COMPLIANCE WITH LAWS.

     5.1  Use. Provided that Natus Medical, Inc. has not assigned this Lease
          ---
or sublet any or all of the Premises other than to an Affiliate (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease its Affiliates, and shall not be transferable or exercisable for the benefit of any Transferee other than an Affiliate [as the terms Affiliate and Transferee are hereinafter defined]), Tenant shall occupy and use the Premises for development, manufacturing and sale of medical devices, including warehousing, administrative and sales functions related thereto, and for no other use or purpose. Any Transferee (other than an Affiliate) shall occupy and use the Premises for general business office purposes, light industrial, office flex and research and development uses consistent with a high quality light industrial/research and development park and for no other use or purpose; provided, further that any Transferee shall not use heavy machinery in manufacturing, and shall fully comply with the provisions of Section 5.2 below. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the "Building Rules" (as defined in Section 27 - Rules and Regulations). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used to manufacture goods or products (except as permitted above for Natus Medical, Inc. and its Affiliates), for educational activities (except as incidental to the permitted use contained above), practice of medicine or any of the healing arts (except such limitation shall not be applicable to the research, development, manufacturing and sales of medical devices by Natus Medical, Inc. and its Affiliates, as provided above), providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office (except as incidental to the permitted use contained above), studios for radio, television or other media, travel agency or reservation center operations or uses, so long as all of the exceptions contained in this sentence do not exceed the parking limitations contained in Section 35 of this Lease. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning ("HVAC"), mechanical, plumbing, electrical, fire protection, life safety, or other systems in the Building ("Building Systems"), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment and light industrial manufacturing equipment consistent with Tenant's permitted use contained hereinabove; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

          5.2  Hazardous Materials.
               -------------------

               (a)  Definitions.
                    -----------

                    (1) "Hazardous Materials" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
(s)(s) 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C.
            ------
(s)(s) 6901 et seq., or (B) that is toxic, explosive, corrosive, flammable,
            ------
radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

                    (2) "Environmental Requirements" shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                    (3) "Handled by Tenant" and "Handling by Tenant" shall mean and refer to any installation, handling, generation, storage, use, disposal, discharge, release, abatement, removal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, "Representatives") or its guests, customers, invitees, or visitors (collectively, "Visitors"), at or about the Premises in connection with or involving Hazardous Materials.

                    (4) "Environmental Losses" shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

               (b)  Tenant's Covenants. No Hazardous Materials shall be Handled
                    ------------------
by Tenant at or about the Premises or Property without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies and small amounts of chemicals listed on Exhibit F attached hereto used by Tenant in its light manufacturing under the permitted use provisions contained in Section 5.1 hereinabove (collectively, "Permitted Hazardous Materials"), may be used and stored at the Premises without Landlord's prior written consent, provided that Tenant's activities at or about the Premises and Property and the Handling by Tenant of all Hazardous Materials shall comply at all times with all Environmental Requirements; and provided, further, Tenant shall provide to

Landlord on each January 15 and July 15 throughout the Term, an updated list of chemicals, and approximate quantities thereof, used by Tenant in the Premises during the previous six (6) months. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant at the Premises or the Property. Tenant shall keep Landlord fully and promptly informed of all Handling by Tenant of Hazardous Materials other than Permitted Hazardous Materials. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors, and all of Tenant's obligations under this Section (including its indemnification obligations under paragraph (e) below) shall survive the expiration or termination of this Lease.

               (c)  Compliance. Tenant shall at Tenant's expense promptly take
                    ----------
all actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials at or about the Premises or Property, including inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Landlord's use, operation, leasing and sale of the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling by Tenant of Hazardous Materials at or about the Premises or Property. If any lien attaches to the Premises or the Property in connection with or as a result of the Handling by Tenant of Hazardous Materials, and Tenant does not cause the same to be released, by payment, bonding or otherwise, within twenty (20) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand.

               (d)  Landlord's Rights. Landlord shall have the right, but not
                    -----------------
the obligation, to enter the Premises at any reasonable time, upon twenty-four
(24) hours prior oral or written notice (and without any notice requirement for any emergency) (i) to confirm Tenant's compliance with the provisions of this
Section 5.2, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Notwithstanding anything contained to the contrary in this Section 5.2(d), Tenant shall have the right to accompany Landlord and Landlord's consultants through the Premises as observers, and to require such persons to comply with Tenant's reasonable security precautions. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling by Tenant of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay to Landlord on demand the reasonable costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

               (e)  Tenant's Indemnification. Tenant agrees to indemnify,
                    ------------------------
defend, protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs, incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous Materials at or about the Property or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

                (f)      Asbestos. Tenant acknowledges that Tenant has received
                         --------
the asbestos notification letter attached as EXHIBIT E hereto pursuant to
                                             ---------
California Health and Safety Code Sections 25915 et seq. (as amended from time to time, the "Connelly Act"), disclosing the existence of asbestos in the Building. As part of Tenant's obligations under paragraph (c) of this Section, Tenant agrees to comply with the Connelly Act, including providing copies of Landlord's asbestos notification letter to all of Tenant's "employees" and "owners," as those terms are defined in the Connelly Act.

                (g)      Landlord's Responsibilities. Landlord, its employees
                         ---------------------------
and agents shall not use any of the Land or Building for any activities involving the use, generation, handling, release, threatened release, treatment, storage, discharge, disposal or transportation of any Hazardous Materials, except in such quantity or concentration that is customarily used, stored or disposed in the ordinary course of the business so long as such activity duly complies with applicable Laws and good business practice. If Landlord, its employees or agents violate the foregoing covenant resulting in an Environmental Claim (as hereinafter defined) with respect to the Premises, then Landlord agrees to (a) notify Tenant immediately of any such Environmental Claim and (b) cleanup any contamination to the extent required by applicable Laws to the extent not caused by Handling by Tenant, the costs of which clean up shall not be included in Operating Costs. The costs of any Environmental Claim for Hazardous Materials existing on the Land, or included in the Buildings, on the Commencement Date of this Lease shall not be included in Operating Costs. Landlord shall have the right to include in Operating Costs up to One Hundred Thousand Dollars ($100,000.00) per calendar year in the costs of any Environmental Claim for Hazardous Materials on the Land or in the Buildings caused by any third party from and after the Commencement Date or by underground flow of Hazardous Materials from and after the Commencement Date. Landlord agrees to use good faith efforts to pursue recovery from any third party which causes any contamination resulting in an Environmental Claim for Hazardous Materials on the Land or in the Building. Landlord will offset against Operating Costs any recovery from such third party to the extent that the costs of any Environmental Claim for Hazardous Materials caused by such third party has been previously included in Operating Costs. "Environmental Claim" means any claim, demand, action, cause of action, suit, damage, punitive damage, fine, penalty, expense, liability, criminal liability, judgment, or governmental investigation relating to remediation or compliance with requirements of Laws covering Hazardous Materials. The term "Environmental Claim" also includes any costs incurred in responding to efforts to require remediation and any claim based upon any asserted or actual breach or violation of any requirements of any Laws covering Hazardous Materials.

6.   TENANT IMPROVEMENTS & ALTERATIONS.

     6.1 Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the "Tenant Improvements"), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises ("Alterations"), without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Landlord shall not unreasonably withhold or delay consent to installation of any security system or telephone or data communication wiring which either requires any work outside the Premises or involves coordination or participation by the building engineers. Notwithstanding the foregoing, Tenant shall have the right, upon prior notice to Landlord to be given at least two (2) Business Days prior to any installation, but without any approval rights by Landlord, to install wiring for a security system or telephone or data communication which wiring is solely within the Premises and does not require coordination or participation by the building engineers. Notwithstanding any other provision contained herein, Tenant shall not be required to obtain Landlord's prior consent for minor, non-structural Alterations that (a) do not affect any of the Building Systems, (b) are not visible from the exterior of the Premises, and (c) cost less than Twenty-Five Thousand Dollars ($25,000), so long as Tenant gives Landlord notice of the proposed Alterations at least ten (10) days prior to commencing the Alterations and complies with all of the following provisions (except that Tenant shall not be required to obtain Landlord's approval of any plans or specifications therefor). Any such Alterations shall be completed by Tenant at Tenant's sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the reasonable construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant's work); and (v) subject to all conditions which Landlord may in Landlord's reasonable discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals); (ii) use contractors or subcontractors approved by Landlord, which approval shall not be unreasonably withheld or delayed, and use contractors designated by Landlord for Alterations affecting the structure of the Building, the Building Systems and the life safety systems of the Building (provided, that Landlord shall obtain bids from three [3] contractors for any such work costing more than Five Thousand Dollars [$5,000.00]); and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord in writing at the time Landlord consents to any such Alterations. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant's work, such work shall be performed at Tenant's expense by contractors designated by Landlord (provided, that Landlord shall obtain bids from three [3] contractors for any such work costing more than Five Thousand Dollars [$5,000.00]). Landlord's right to review and approve (or withhold approval of) Tenant's plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord's interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord's consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

      6.2 Before making any Alterations requiring Landlord's approval, Tenant shall submit to Landlord for Landlord's prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor's license. Tenant shall reimburse Landlord upon demand for any reasonable expenses incurred by Landlord in connection with any Alterations made by Tenant. including reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

     6.3 Tenant shall keep the Premises and the Project free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Project, and Tenant does not cause the same to be released by payment, bonding or otherwise within twenty (20) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord's reasonable administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest). Tenant shall give Landlord at least ten (10) days notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

     6.4 Subject to the provisions of Section 5 - Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures ("Trade Fixtures") in the Premises. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7.   MAINTENANCE AND REPAIRS.

     7.1 By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition. Notwithstanding the foregoing, upon the respective Commencement Dates for the First Expansion Premises and the Second Expansion Premises, Landlord shall deliver the following ("Landlord's Work") in the First Expansion Premises and the Second Expansion Premises in good working order and clean condition: (i) roof, roof membrane and Building structure, (ii) windows and skylights, (iii) interior and exterior lighting.
(iv) existing electrical, and (v) existing plumbing. If, during the first thirty
(30) days following the First Expansion Premises Commencement Date, any Landlord's Work in the First Expansion Premises is not in the condition required by the preceding sentence, Tenant shall notify Landlord of the need for repair within thirty (30) days following the First Expansion Premises Commencement Date, and the repair shall be promptly completed by Landlord at no cost to Tenant. If, during the first thirty (30) days following the Second Expansion Premises Commencement Date, any Landlord's Work in the Second Expansion Premises is not in the condition required by the second preceding sentence, Tenant shall notify Landlord of the need for repair within thirty (30) days following the Second Expansion Premises Commencement Date, and the repair shall be promptly completed by Landlord at no cost to Tenant. Except for any repairs and maintenance which are the responsibility of Landlord pursuant to the two (2) immediately preceding sentences, each party shall be responsible for their respective maintenance and repair obligations contained in the provisions of this Lease commencing on the thirty-first (31st) day following the (a) First Expansion Premises Commencement Date, with respect to the First Expansion Premises, and (b) Second Expansion Premises Commencement Date, with respect to the Second Expansion Premises. The First Expansion Premises and the Second Expansion Premises shall be delivered to Tenant in compliance with the Americans with Disabilities Act of

1990,42 U.S.C. 12101 et seq. as amended (the "ADA") as in effect and enforced as
                     ------
of the (a) First Expansion Premises Commencement Date, with respect to the First Expansion Premises, and (b) Second Expansion Premises Commencement Date, with respect to the Second Expansion Premises Commencement Date. Tenant shall be responsible to clean, maintain and repair the Premises, including providing janitorial services and disposal of trash; and to that end, during the Term, Tenant, at Tenant's expense but under the direction of Landlord (which direction shall be required only for those items costing more than Five Thousand Dollars [$5.000.00]), shall repair and maintain the Premises, including, without limitation, the heating, ventilating and air conditioning system or systems serving the Premises, the electrical and plumbing systems within the Premises (including such portion of such systems outside of the Premises, but exclusively serving the Premises, and assuring the free flow of Tenant's sanitary sewer line to the main line serving the Premises), including the lighting and plumbing fixtures, the restrooms serving the Premises, interior stairways (if any) in the Premises, the interior and exterior glass, plate glass skylights, interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters and garbage disposers) in the Premises, in a first class condition similar to other similar type properties, and keep the Premises in a clean, safe and orderly condition. Prior to the Commencement Date Tenant shall provide Landlord with a copy of a service contract with a licensed commercial Heating, Ventilating and Air-conditioning maintenance company (which contract and company shall be subject to Landlord's prior approval), to maintain, on an ongoing basis (at least quarterly), the heating, ventilating and air-conditioning system serving the Premises.

     7.2 Landlord shall (a) maintain or cause to be maintained in good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, the public and common areas outside of the Building, and that portion of the electrical, water and sanitary sewer systems serving the Premises and located outside the exterior walls of the Premises, except such portion of such systems exclusively serving the Premises,
(b) caulk exterior window joints and concrete slabs and (c) paint on the exterior of the Building, all of which shall be included as a part of Operating Costs, subject to the terms and conditions contained in Section 3.2 of this Lease; provided, however, if any maintenance or repair of electrical, water and sanitary sewer systems outside the Premises is caused by Tenant's misuse of such system, the costs of such maintenance and repair shall not constitute a capital expenditure for the purposes of Section 3.2 of this Lease. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Sections 1932(1), 1941 and 1942, that allows a tenant to make repairs at its landlord's expense.

     7.3 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this Lease:

            (a) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Buildings in which the Premises are located, the fixtures and equipment therein, and the Building Systems (except that Landlord shall not have any right under this provision to reduce the size of the Premises, or to permanently, materially and adversely affect Tenant's access to and use of the Premises, except only as may be required to comply with Laws or as a result of any fire or other casualty or Condemnation);

               (b)       To change the Buildings' name or street address;

               (c) To install and maintain any and all signs on the exterior and interior of the Buildings;

               (d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas (including the Parking Facility) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; and

               (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively "Controls"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

               (f) In exercising its rights under this Section 7.3, Landlord agrees to use reasonable efforts to minimize any interruption to or disruption of Tenant's use of the Premises.

8. TENANT'S TAXES. "Tenant's Taxes" shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease ("Rental Tax"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement.

9.   UTILITIES AND SERVICES.

     9.1 [Intentionally Deleted].

     9.2    Payment for Utilities and Services.
            ----------------------------------

            (a) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of any lights, machines or equipment used by Tenant in the Premises, or for any other reason, then Tenant shall be responsible, at Tenant's sole cost and expense, and at Tenant's option to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment.

            (b) Electricity, and any gas will be separately metered for the Premises. Landlord will pay for water and sanitary sewer, which will be billed back to Tenant as part of Operating Costs. Tenant shall pay prior to delinquency all charges for gas, electricity, telephone and other telecommunication services, janitorial service, trash pick-up, and all other services consumed by Tenant on or supplied to the Premises, and all taxes, levies, fees and surcharges thereon.

     9.3    Interruption of Services. In the event of an interruption in or
            ------------------------
failure or inability to provide any services or utilities to the Premises or Building for any reason (a "SERVICE FAILURE"), such Service Failure shall not, regardless of its duration, impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease; provided, however, if any Service Failure is caused by Landlord's negligence and such Service Failure prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises for a period of five (5) consecutive Business Days, then Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure commencing on the sixth (6th) Business Day following the Service Failure and continuing until Tenant is no longer so prevented from using such portion of the Premises. Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code Section 1932(1), permitting the termination of this Lease due to such interruption, failure or inability.

10.  EXCULPATION AND INDEMNIFICATION.

     10.1   Landlord's Indemnification of Tenant. Landlord shall indemnify,
            ------------------------------------
protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("Claims") asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

     10.2   Tenant's Indemnification of Landlord. Tenant shall indemnify,
            ------------------------------------
protect, defend and hold Landlord and Landlord's authorized representatives harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant's Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or
(d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

     10.3   Damage to Tenant and Tenant's Property. Landlord shall not be
            --------------------------------------
liable to Tenant for any loss, injury or other damage to Tenant or to Tenant's property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property;

fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property). Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord's negligence (active or passive). Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord or Tenant be liable to the other party for any punitive or consequential damages or damages for loss of business by Tenant or Landlord except for any liability which Tenant might have for holding over in the Premises beyond the expiration of the Term in accordance with the provisions of Section 19.2 of this Lease.

     10.4 Survival. The obligations of the parties under this Section 10 shall
          --------
survive the expiration or termination of this Lease.

11.  INSURANCE.

     11.1 Tenant's Insurance.
          ------------------

          (a)  Liability Insurance. Tenant shall maintain in full force
               -------------------
throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant's Representatives; and
(iv) designate separate limits for the Property. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the "Property Manager"), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office.

          (b)  Property Insurance. Tenant shall at all times maintain in effect
               ------------------
with respect to any Alterations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis, in an amount equal to at least

90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

          (c)  Requirements For All Policies. Each policy of insurance required
               -----------------------------
under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty (30) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

          (d)  Updating Coverage. Tenant shall increase the amounts of insurance
               -----------------
as required by any Mortgagee, and, not more frequently than once every three (3) years, and not more than one (1) time during the initial Term, as reasonably recommended by Landlord's insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

          (e)  Certificates of Insurance. Prior to occupancy of the Premises by
               -------------------------
Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

     11.2 Landlord's Insurance. During the Term Landlord shall maintain in
          --------------------
effect insurance on the Building with responsible insurers, on an "all risk" or "special form" basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord shall maintain in full force throughout the Term, commercial general liability insurance providing coverage with limits of not less than Two Million Dollars (S2,000,000.0O) each occurrence for bodily injury and property damage combined covering the Property (the cost of the premiums for which shall be included in Operating Costs). Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

     11.3 Mutual Waiver of Right of Recovery & Waiver of Subrogation. Landlord
          ----------------------------------------------------------
and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.  DAMAGE OR DESTRUCTION.

     12.1 Landlord's Duty to Repair.
          -------------------------

          (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2- Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant's personal property, Trade Fixtures or Alterations.

          (b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord's repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

     12.2 Landlord's Right to Terminate. Landlord may elect to terminate this
          -----------------------------
Lease following damage by fire or other casualty under the following circumstances:

          (a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within two hundred seventy (270) days from the date of the casualty;

          (b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason (other than Landlord's failure to maintain the insurance coverage required to be maintained by Landlord on the Buildings under Section
11.2 of this Lease), made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs;

          (c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

          (d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease.

     12.3 Tenant's Right to Terminate. If all or a substantial part of the
          ---------------------------
Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if
(a) Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease is greater than two hundred seventy (270) days, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to Section 12.2 - Landlord's Right to Terminate, or (b) Landlord does not complete Landlord's repair obligations under this Lease within thirty (30) days after Tenant gives Landlord written notice of Tenant's intention to terminate this Lease after Landlord has failed to complete Landlord's repair obligations under this Lease within two hundred seventy (270) days following the date of the fire or other casualty, or (c) the fire or other casualty occurs during the last year of the Term, and would take longer than ninety (90) days to repair, then Tenant may elect to terminate this Lease during the last year of the Term by giving Landlord written notice of such election to terminate within thirty (30) days after it is determined that the repair would take longer than ninety (90) days.

     12.4 Waiver. Landlord and Tenant each hereby waive the provisions of
          ------
California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate.

13.  CONDEMNATION.

     13.1 Definitions.
          -----------

          (a) "Award" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

          (b) "Condemnation" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("Condemnor"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (c) "Date of Condemnation" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

     13.2 Effect on Lease.
          ---------------

          (a) If more than one-third (1/3) of the Premises is taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If one-third (1/3) or less of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

          (b) If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

          (c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

     13.3 Restoration. If this Lease is not terminated as provided in Section
          -----------
13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations.

     13.4 Abatement and Reduction of Rent. If any portion of the Premises is
          -------------------------------
taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

     13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby
          ------
assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a

Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or moving costs or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations, and for loss of goodwill, so long as any recovery for loss of goodwill does not affect Landlord's recovery for any such taking.

     13.6 Waiver. Landlord and Tenant each hereby waive the provisions of
          ------
California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14.  ASSIGNMENT AND SUBLETTING.

     14.1 Landlord's Consent Required. Tenant shall not assign this Lease or any
          ---------------------------
interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interest under this Lease (each and all a "Transfer"), without the prior written consent of Landlord, which Consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant's interest under this Lease.

     14.2 Reasonable Consent.
          ------------------

          (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "Proposed Transferee"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section
14.7 - Landlord's Right to Space.

          (b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee's business operating ability or history, reputation or creditworthiness or the nature or character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, unless, in the case of an existing tenant, Landlord does not have space in the Project available to lease to the existing tenant containing the same or more square feet than the existing tenant identifies in writing that the existing tenant requires, (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project, (v) Landlord or Landlord's agent has shown space in the Project to the Proposed Transferee or given a written proposal in response to any inquiries from the Proposed Transferee or the Proposed Transferee's agent concerning availability of space in the Project, at any time within the preceding six months, or (vi) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Project or increasing the expenses associated with operating, maintaining and repairing the Project. In no event may Tenant publicly advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

     14.3 Excess Consideration. If Landlord consents to the Transfer, Landlord
          --------------------
shall be entitled to receive as Additional Rent hereunder, fifty percent (50%) of all "Sublease Profits" (as defined below). The term "Sublease Profits" shall mean any consideration paid by the Transferee for the assignment and, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, less any and all direct, out-of-pocket expenses and cash concessions, including costs for necessary Alterations, attorneys' fees (not to exceed One Thousand Dollars [$1,000.00] in attorneys' fees) and brokerage commissions, paid by Tenant to procure the assignee or subtenant. Tenant shall pay to Landlord as additional rent, within twenty (20) days after receipt by Tenant, any such excess consideration paid by any transferee (the "Transferee") for the Transfer, provided any capital expenditures and brokerage commissions in connection with any sublease shall be amortized over the term of the sublease.

     14.4 No Release Of Tenant. No consent by Landlord to any Transfer shall
          --------------------
relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

     14.5 Expenses and Attorneys' Fees. Tenant shall pay to Landlord on demand
          ----------------------------
all costs and expenses (including reasonable attorneys' fees, not to exceed One Thousand Dollars [$1,000.00] in attorneys' fees per request) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises).

     14.6 Effectiveness of Transfer. Prior to the date on which any permitted
          -------------------------
Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

     14.7 Landlord's Right to Space. Notwithstanding any of the above provisions
          -------------------------
of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant's Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant. Notwithstanding the provisions of this Section 14.7 to the contrary, if (i) Tenant proposes to sublease a portion of the Premises, and (ii) Landlord elects to terminate this Lease with respect to the space Tenant proposes to sublease, then Tenant shall have the right to rescind (a "Rescission") any such termination by Landlord only with respect to any sublease which cumulatively, whether through one (1) or more subleases, does not result in Tenant subleasing, in the aggregate, more than seventy-five percent (75%) of the rentable area in the Premises. Any Rescission shall be effective, if at all, only by Tenant giving Landlord written notice ("Tenant's Rescission Notice") within five (5) Business Days following Landlord's written notice of termination pursuant to the provisions of this Section 14.7. Upon Tenant giving Tenant's Rescission Notice,
(iii) this Lease shall remain in full force and effect in accordance with the provisions contained herein, and (iv) Tenant shall be deemed to have withdrawn the request for consent to a sublease, and the proposed sublease which was the basis for Landlord's termination under the provisions of this Section 14.7 shall be void, and of no force and effect. Tenant shall not have the right to rescind Landlord's termination of a sublease which cumulatively would result in Tenant subleasing more than seventy-five percent (75%) of the rentable area in the Premises.

     14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably
          ----------------------------
assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant solely for the purpose of collecting rent or other consideration payable to Tenant under any sublease, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

     14.9 Transfer to Affiliate. Notwithstanding any provision contained in the
          ---------------------
Section 14 to the contrary, Tenant shall have the right, without the consent of Landlord, upon ten (10) days prior written notice to Landlord, to transfer Tenant's interest in this Lease to either (i) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (ii) a purchaser of at least ninety percent (90%) of Tenant's assets as an ongoing concern, or (iii) an "Affiliate" of Tenant, and the provisions of Sections 14.2,
14.3 and 14.7 shall not apply with respect to the transfer to the Affiliate, but any transfer pursuant to the provisions of this Section 14.9 shall be subject to all other terms and conditions of this Lease, including the provisions of this
Section 14.9. Tenant shall remain liable under this Lease after any such transfer. For the purposes of this Article 14, the term "Affiliate" of Tenant shall mean and refer to any entity controlling, controlled by or under common control with Tenant or Tenant's parent, as the case may be. "Control" as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity; and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (5O%) of the voting interest in any entity. Notwithstanding Tenant's right to Transfer to an Affiliate pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Article 14 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign or sublease the Premises, or transfer control of Tenant, to any person or entity which is not a subsidiary, affiliate or controlling corporation of the original Tenant, as then constituted, existing prior to the commencement of such transactions, without first obtaining Landlord's prior written consent pursuant to the provisions of
Section 14.2. For purposes of this Lease, a sale of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord's consent.

15.  DEFAULT AND REMEDIES.

     15.1 Events of Default. The occurrence of any of the following shall
          -----------------
constitute an "Event of Default" by Tenant:

          (a) Tenant fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 4 above, if payment in full is not received by Landlord within three (3) Business Days after written notice that it is due.

          (b)  Tenant abandons the Premises and fails to pay rent when due.

          (c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements - below.

          (d) Tenant violates the restrictions on Transfer set forth in Section 14 - Assignment and Subletting.

          (e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within 60 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets.

          (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

          (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot be cured within such thirty (30)-day period, Tenant fails within such thirty (30)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within one hundred twenty (120) days of such notice; provided, however, that if Landlord in Landlord's reasonable judgment determines that such failure cannot or will not be cured by Tenant within such one hundred twenty
(120) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

     15.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall
          --------
have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

          (a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

          (b)  Landlord shall have the remedy described in California Civil Code
Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

          (c) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

          (d) Landlord may remove all Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16.  LATE CHARGE AND INTEREST.

     16.1 Late Charge. If any payment of rent is not received by Landlord within
          -----------
five (5) days after written notice from Landlord to Tenant that the payment is past due, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to four percent (4%) of the overdue payment; provided, however, if Landlord has given Tenant written notice one (1) or more times in any consecutive twelve (12) month period that a payment of rent is past due, then Tenant shall pay to Landlord on demand commencing with the second (2nd) past due payment in any twelve (12) month period, and continuing with each past due payment thereafter in such twelve (12) month period, as a late charge an additional amount equal to four percent (4%) of the overdue payment without any requirement of additional notice that such payment is past due. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

     16.2 Interest. In addition to the late charges referred to above, which are
          --------
intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "Interest Rate"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by either party unless such waiver is in a writing signed by the waiving party. The waiver by either party of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of either party upon any default by the other party shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or on any letter accompanying any check or payment shall be deemed an accord and satisfaction. The consent to or approval by either party of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the consenting or approving party's consent to or approval of any subsequent act by the other party.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition,

(b) determine whether Tenant is complying with its obligations under this Lease,
(c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease, (f) show the Premises to prospective brokers, agents, buyers, transferees, or Mortgagees, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. In addition, upon prior oral or written notice to Tenant, Landlord shall have the right during the last nine (9) months of the Term, to show the Premises to prospective tenants; provided, however, in each instance where Landlord cannot provide Tenant with the name of the prospective tenant, then such prospective tenant shall not be permitted to see Tenant's research and development room within the Premises until twenty-four (24) hours after Landlord initially shows the Premises to the prospective tenant. Notwithstanding anything contained to the contrary in this Section 18, Tenant shall have the right to escort any prospective brokers, agents, buyers, transferees, Mortgagees or prospective tenants through the Premises, and to require such persons to comply with Tenant's reasonable security precautions. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

19.  SURRENDER AND HOLDING OVER.

     19.1 Surrender. Upon the expiration or termination of this Lease, Tenant
          ---------
shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that not later than the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant's personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & A1terations, and repair any damage caused by such removal provided, however, upon expiration or termination of this Lease Tenant shall not be obligated to remove any Hazardous Material from the Property unless Handled by Tenant at the Property. In no event shall Tenant be required to remove Tenant Improvements, except those Tenant Improvements, if any, identified by Landlord when Landlord approves the Construction Documents (as defined in Exhibit B attached hereto). If such removal is not completed upon the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all Claims against

Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

     19.2 Holding Over. If Tenant (directly or through any Transferee or other
          ------------
successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant's holdover tenancy at any time upon seven (7) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be twice the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20.  ENCUMBRANCES.

     20.1 Subordination. This Lease is expressly made subject and subordinate to
          -------------
any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("Encumbrance"); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default beyond any applicable cure periods under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) Business Days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the, Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease. Landlord agrees to use reasonable good faith efforts to obtain within 60 days after execution of this Lease, a Subordination, Attornment and Non-Disturbance Agreement (the "SNDA") from the holder of any Encumbrance existing at the date of this Lease pursuant to the provisions contained above; provided, Landlord's failure to obtain an SNDA shall not affect the validity of this Lease. Tenant shall be responsible for all costs and fees charged by any holder of an Encumbrance to prepare or negotiate an SNDA.

     20.2 Mortgagee Protection. Tenant agrees to give any holder of any
          --------------------
Encumbrance covering any part of the Property ("Mortgagee"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

     21.1 Estoppel Certificates. Within ten (10) Business Days after written
          ---------------------
request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). If Tenant fails timely to execute and deliver such certificate as provided above, then Landlord and the addressee of such certificate shall be entitled to rely upon the information contained in the certificate submitted to Tenant as true, correct and complete, and Tenant shall be estopped from later denying, contradicting or taking any position inconsistent with the information contained in such certificate. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten
(10) Business Days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate.

     21.2 Financial Statements. Within ten (10) Business Days after written
          --------------------
request therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant's obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee. Landlord shall not disclose details of such financial statements except (x) pursuant to court proceedings, and (y) to Landlord's (a) directors, (b) shareholders, (c) officers, (d) those employees of Landlord and of Landlord's agents who have a need to know, (e) accountants, (f) auditors, (g) lenders and/or Mortgagee, (h) purchasers, (i) potential lenders and/or Mortgagees and purchasers, and (j) attorneys. Landlord shall use all reasonable efforts to prevent such persons or employees of such entities from disclosing details of Tenant's financial statements.

22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS' FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs and expenses of any type incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The "prevailing party" shall be determined based upon an assessment of which party's major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party's major arguments or positions on major disputed issues.

24. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Tenant shall be responsible for all security measures for the Premises, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards, if applicable, or keys for Building to prevent any threat of property loss or damage, bodily injury or business interruption. Landlord shall have no security responsibility for the Premises or the Project. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any security measures for the Premises or the Project, or for any resulting disturbance of Tenant's use or enjoyment of the Premises.

26. FORCE MAJEURE. If either Landlord or Tenant is delayed, interrupted or prevented from performing any of its obligations under this Lease (other than, with respect to Tenant the payment of Base Rent, Additional Rent or any other charge payable by Tenant to Landlord under this Lease), including Landlord's obligations under the Construction Rider and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord or Tenant, then the time for performance of the affected obligations of Landlord or Tenant, as the case may be, shall be extended for a period equivalent to the period of such delay, interruption or prevention. The inability to pay money shall in no event constitute force majeure.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to
                                                                   -------
the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the "Building Rules"). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, upon such transferee's written recognition of this Lease, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

29.  CONSENTS AND APPROVALS.

     29.1 Determination in Good Faith. Wherever the consent, approval, judgment
          ---------------------------
or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

     29.2 No Liability Imposed on Landlord. The review and/or approval by
          --------------------------------
Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the "Broker") in accordance with Landlord's separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives. Landlord agrees to indemnify and hold Tenant harmless from and against any claim or claims, including costs, expenses and attorney's fees incurred by Tenant, by third parties claiming by, through, or under Landlord for commissions due or alleged to be due in connection with this Lease.

31.  RELOCATION OF PREMISES [Intentionally deleted].

32. WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

33. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord's Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease. Neither Landlord nor Tenant shall record this Lease.

35. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

TENANT:                                  LANDLORD:

NATUS MEDICAL, INC.                      SAN CARLOS CO-TENANCY,
a California corporation                 a tenancy in common

                                         By: III CENTRUM ASSOCIATES LIMITED
By: /s/ W. H. Lawrenson                  PARTNERSHIP,
    -----------------------------        a California limited partnership
    Name:  W.H. Lawrenson                Managing Co-Owner
           ----------------------
    Title: CFO
           ----------------------
                                         By: Centrum III Development Corporation
                                               a California corporation
                                               its general partner
By: /s/ Tim C. Johnson
    -----------------------------
    Name:  Tim C. Johnson
           ----------------------
    Title: President                           By: /s/ William Wilson
           ----------------------                 ------------------------------
                                               Name:  William Wilson
                                                      --------------------------
                                               Title: President
                                                      --------------------------


                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

                                   EXHIBIT A
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                          DATED AS OF AUGUST 24, 1998
                                    BETWEEN
                      SAN CARLOS CO-TENANCY, AS LANDLORD,
                                      AND
                   NATUS MEDICAL, INC., AS TENANT ("LEASE")

                          THE PREMISES AND BUILDINGS
                          --------------------------

                  San Carlos II & III, San Carlos, California
                                 Stacking Plan

                         [STACKING PLANS APPEARS HERE]

                                                     INITIALS:

                                                     Landlord /s/ WW
                                                              -----------------
                                                     Tenant   /s/ WHL
                                                              -----------------

                               Exhibit A, Page 1

                                  EXHIBIT A-1
                                  -----------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                          DATED AS OF AUGUST 24, 1998
                                    BETWEEN
                      SAN CARLOS CO-TENANCY, AS LANDLORD,
                                      AND
                   NATUS MEDICAL, INC., AS TENANT ("LEASE")

                             THE EXISTING PREMISES
                             ---------------------

                  San Carlos II & III, San Carlos, California
                                 Stacking Plan

                         [STACKING PLANS APPEARS HERE]

                                                     INITIALS:

                                                     Landlord /s/ WW
                                                              -----------------
                                                     Tenant   /s/ WHL
                                                              -----------------

                              Exhibit A-1, Page 1

                                  EXHIBIT A-2
                                  -----------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                          DATED AS OF AUGUST 24, 1998
                                    BETWEEN
                      SAN CARLOS CO-TENANCY, AS LANDLORD,
                                      AND
                   NATUS MEDICAL, INC., AS TENANT ("LEASE")

                         THE FIRST EXPANSION PREMISES
                         ----------------------------

                  San Carlos II & III, San Carlos, California
                                 Stacking Plan

                          [STACKING PLANS APPEARS HERE]

                                                      INITIALS:

                                                      Landlord /s/ WW
                                                               -----------------
                                                      Tenant   /s/ WHL
                                                               -----------------

                              Exhibit A-2, Page 1

                                  EXHIBIT A-3
                                  -----------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                          DATED AS OF AUGUST 24, 1998
                                    BETWEEN
                      SAN CARLOS CO-TENANCY, AS LANDLORD,
                                      AND
                   NATUS MEDICAL, INC., AS TENANT ("LEASE")

                         THE SECOND EXPANSION PREMISES
                         -----------------------------

                  San Carlos II & III, San Carlos, California
                                 Stacking Plan

                         [STACKING PLANS APPEARS HERE]

                                                      INITIALS:

                                                      Landlord /s/ WW
                                                               -----------------
                                                      Tenant   /s/ WHL
                                                               -----------------

                              Exhibit A-3, Page 1

                                  EXHIBIT A-4
                                  -----------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                          DATED AS OF AUGUST 24, 1998
                                    BETWEEN
                      SAN CARLOS CO-TENANCY, AS LANDLORD,
                                      AND
                   NATUS MEDICAL, INC., AS TENANT ("LEASE")

                           THE TERMINATION PREMISES
                           ------------------------

                  San Carlos II & III, San Carlos, California
                                 Stacking Plan

                         [STACKING PLANS APPEARS HERE]

                                                     INITIALS:

                                                     Landlord /s/ WW
                                                              -----------------
                                                     Tenant   /s/ WHL
                                                              -----------------

                              Exhibit A-4, Page 1

                                   EXHIBIT B
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                          DATED AS OF AUGUST 24, 1998
                                    BETWEEN
                      SAN CARLOS CO-TENANCY, AS LANDLORD,
                                      AND
                   NATUS MEDICAL, INC., AS TENANT ("LEASE")

                              CONSTRUCTION RIDER
                              ------------------

     1.   Tenant Improvements. Tenant shall with reasonable diligence through
          -------------------
ASI General Contractors (the "Contractor") construct and install in the Premises the improvements and fixtures provided for in this Construction Rider ("Tenant Improvements"). Upon request by Landlord, Tenant shall designate in writing an individual authorized to act as Tenant's Representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider.

          1.1. Plans. The initial Tenant Improvements (the "Initial
               -----
Improvements") in the First Expansion Premises shall be constructed substantially as shown on the plans for the First Expansion Premises prepared by the Contractor, which plans are subject to Landlord's prior written consent, which consent shall not be unreasonably withheld. Upon execution of the Lease Tenant shall promptly submit to Landlord the plans and cost estimate for the Initial Improvements. Landlord shall respond to the plans and cost estimate for the Initial Improvements within three (3) Business Days after receipt thereof, specifying any changes or modifications Landlord reasonably desires in the plans for the Initial Improvements. The Contractor will then revise the plans for the Initial Improvements and resubmit them to Landlord and Tenant for their approval and the Contractor will provide Landlord and Tenant with a revised cost estimate. Landlord shall approve or disapprove the same within three (3) Business Days after receipt or specify needed changes or corrections (and the process shall continue as needed to obtain Landlord's approval). Tenant is using Ms. Terri Boardman to assist Tenant in the process.

          Following delivery of the Second Expansion Premises to Tenant, Tenant will cause an architect who Tenant will retain as the space planner ("Space Planner") to prepare a space plan ("Space Plan"), at Tenant's expense, for construction of Tenant Improvements ("Additional Improvements") in the First Expansion Premises and the Second Expansion Premises. The Space Planner is subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed.

          As soon as may be reasonably practicable after delivery of the Second Expansion Premises, the Space Planner will prepare and deliver to Landlord detailed plans and specifications sufficient to permit the construction of the Additional Improvements by the Contractor ("Construction Documents"). After Landlord has approved the Construction

                               Exhibit B, Page 1

Documents, which approval shall not be unreasonably withheld, the Contractor will provide Landlord and Tenant with a cost estimate for the work shown in the Construction Documents. Landlord shall respond to the Construction Documents and cost estimate within three (3) Business Days after receipt thereof, specifying any changes or modifications Landlord desires in the Construction Documents. The Space Planner will then revise the Construction Documents and resubmit them to Landlord and Tenant for their approval and the Contractor will provide Landlord and Tenant with a revised cost estimate. Landlord shall approve or disapprove the same within three (3) Business Days after receipt. The revised Construction Documents and cost estimate, as approved by Tenant and Landlord, are hereinafter referred to as the "Final Construction Documents" and "Final Cost Estimate," respectively.

     If Landlord fails to give its written response to the foregoing items (Space Plans, Working Drawings, etc.) within the time specified hereinabove, then each day of delay beyond the time specified hereinabove for Landlord's response shall be one (1) day of "Landlord Delay." The Rent Commencement Date for the applicable Suite within the Premises shall be extended day for day for each day of Landlord Delay with respect to such Suite.

     Additional interior decorating services and advice on the furnishing and decoration of the Premises, such as the selection of fixtures, furnishings or design of mill work, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord.

          1.2. Construction. Upon approval by Landlord and Tenant of the Final
               ------------
Construction Documents and the Final Cost Estimate, the Contractor shall proceed with reasonable diligence to cause the Tenant Improvements to be Substantially Completed. The Tenant Improvements shall be deemed to be "Substantially Completed" when they have been completed in accordance with the Final Construction Documents except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list". (The definition of Substantially Completed shall also define the terms "Substantial Completion" and "Substantially Complete").

     If Tenant or Tenant's Contractor or subcontractors, agents or employees, discovers any ACM (as hereinafter defined) in the First Expansion Premises or the Second Expansion Premises during demolition of the existing tenant improvements in the First Expansion Premises or the Second Expansion Premises, or during construction of Tenant Improvements (to which Landlord is contributing the Allowance, as hereinafter defined) within the First Expansion Premises or the Second Expansion Premises, then Tenant shall cause its contractor to immediately cease any work which may disturb the ACM and shall notify Landlord ("Tenant's ACM Notice") no later than forty-eight (48) hours after such discovery. Landlord shall, at its expense, remove or, at its option, encapsulate or contain the ACM in compliance with applicable Laws. In the event ACM is discovered in the Premises and reported to Landlord as provided in the preceding sentence above prior to, or during, construction of any Tenant Improvements within the Premises, the Rent Commencement Date of the applicable portion of the Premises shall be extended by the number of days from (but not including) the date of Tenant's ACM Notice through the date Landlord has completed the required removal of the ACM from the Premises to the extent required by and in accordance with all applicable governmental regulations and Tenant shall have no other claim against Landlord for delay in construction. If Tenant or Tenant's Contractor or subcontractors, agents or employees, discovers any ACM in the First Expansion Premises or the Second Expansion Premises during Alterations in First Expansion Premises or the Second

                               Exhibit B, Page 2

Expansion Premises subsequent to the applicable Rent Commencement Date, then Tenant shall cause its contractor to immediately cease any work which may disturb the ACM and shall notify Landlord ("Tenant's Additional ACM Notice") no later than forty-eight (48) hours after such discovery. Tenant's obligations to pay Rent shall not be affected by the discovery of ACM during Alterations. Landlord shall, at its expense, remove or, at its option, encapsulate or contain the ACM in compliance with applicable Laws. Landlord agrees to indemnify Tenant, its employees and contractors, against liability arising out of any removal of ACM by Landlord except for liability arising out of the negligence of Tenant, its contractors, subcontractors, agents or employees or Tenant's failure to report ACM discovered by Tenant or Tenant's Contractor or subcontractors, agents or employees, or Tenant's failure to perform its obligations under this Lease. For purposes of this Exhibit B, ACM means such material that contains the minimum amount of asbestos to cause its abatement as regulated by the procedures contained in the United States Environmental Protection Agency's National Emission Standard for Asbestos (40 CFR Sec. 61.140-61.156). Tenant covenants that it will not install, or permit to be installed, ACM in the Premises.

     Following Substantial Completion of the Tenant Improvements (or as soon thereafter as may be reasonably practicable and in any event within 30 days after Substantial Completion), Landlord and Tenant shall inspect the Premises and jointly prepare a "punch list" of agreed items of construction remaining to be completed. The Contractor shall complete the items set forth in the punch list as soon as reasonably possible. Tenant shall cooperate with and accommodate Landlord and Landlord's contractor in completing the items on the punch list.

          1.3. Cost of Tenant Improvements. Landlord shall, in part in
               ---------------------------
recognition of improvements made by Tenant to the Termination Premises, contribute (the "Allowance") up to the sum of (a) $6.00 per rentable square foot in the First Expansion Premises and the Second Expansion Premises toward the cost of the design (including preparation of space plans and Construction Documents), construction and installation of the Tenant Improvements in the First Expansion Premises and the Second Expansion Premises, and (b) up to $2,500.00 toward the cost of any refurbishment in the First Expansion Premises and the Second Expansion Premises combined. Landlord shall pay the Allowance in installments, the first of which shall be thirty (30) days following Substantial Completion of Tenant Improvements in the First Expansion Premises (based upon the Allowance times the rentable area in the First Expansion Premises), and the second installment shall be thirty (30) days following Substantial Completion of Tenant Improvements in the Second Expansion Premises. As a condition of payment of each installment of the Allowance Tenant shall provide to Landlord executed final lien waivers from the Contractor and each subcontractor and supplier who performed work or supplied materials in connection with the Tenant Improvements. The balance, if any, of the cost of the Tenant Improvements ("Additional Cost") in the First Expansion Premises, the Second Expansion Premises and the Existing Premises, including, but not limited to, usual markups for overhead, supervision and profit, shall be paid by Tenant to the Contractor.

          1.4. Changes. If Tenant requests any change, addition or alteration in
               --------
or to any Final Construction Documents ("Changes") Tenant shall cause the Space Planner to prepare additional Plans implementing such Change and deliver a copy to Landlord. As soon as practicable after the completion of such additional Construction Documents and deliver of same to Landlord, Tenant shall notify Landlord of the estimated cost of the Changes. Within three (3) Business Days after receipt of such cost estimate, Landlord shall notify Tenant in writing

                               Exhibit B, Page 3
whether Tenant approves the Change, which approval shall not be unreasonably withheld. If Landlord approves the Change (which approval shall not be unreasonably withheld), Tenant shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change. If Landlord and Tenant fail to approve the Change within such three (3) Business Day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

          1.5. Delays. [Intentionally Deleted].
               ------

     2.   Delivery of Premises. Landlord shall deliver possession of the First
          --------------------
Expansion Premises to Tenant upon execution of this Lease. Landlord shall deliver possession of the Second Expansion Premises to Tenant when Landlord obtains possession thereof from the Existing Tenant pursuant to the provisions of Section 2 of the Lease. If Landlord is unable for any reason to deliver possession of the First Expansion Premises or the Second Expansion Premises to Tenant on or before the respective Scheduled Commencement Dates, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in delivering possession to Tenant and the Lease shall remain in full force and effect unless and until it is terminated under the express provisions of this Paragraph.

     Notwithstanding the foregoing, if the Second Expansion Premises Commencement Date has not occurred or been deemed to have occurred within six
(6) months after the Scheduled Second Expansion Premises Commencement Date, either party, by written notice to the other party given within ten (10) days after the expiration of such six (6) month period, may terminate this Lease with respect to the Second Expansion Premises without any liability to the other party; provided, however, that if the delay in the Second Expansion Premises Commencement Date is caused by delays of the type described in Section 26 -Force Majeure of the Lease, and if Tenant elects to terminate as provided above, then Tenant shall reimburse Landlord, within thirty (30) days after receipt of notification from Landlord of the amounts due, for any amounts expended or incurred by Landlord for the design, construction and installation of the Tenant Improvements and for brokerage commissions and legal fees in connection with the preparation and negotiation of the Lease.

     3.   Access to Premises. Landlord shall allow Tenant and Tenant's
          ------------------
Representatives to enter the applicable portions of the Premises prior to the respective Commencement Dates to permit Tenant to make the Premises ready for its use and occupancy; provided, however, that prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant's insurance, as described in Section 11.1 - Tenant's Insurance of the Lease, shall be in effect as of the time of such entry. Such permission may be revoked at any time upon twenty-four (24) hours notice, and Tenant and its Representatives shall not interfere with Landlord or Landlord's contractor in completing the Building or the Tenant Improvements.

     Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Premises by Tenant or its Representatives.

                               Exhibit B, Page 4

     4.   Ownership of Tenant Improvements. All Tenant Improvements, whether
          --------------------------------
installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

                                                  INITIALS:

                                                  Landlord  /s/ WW
                                                            -----------------
                                                  Tenant    /s/ WHL
                                                            -----------------

                               Exhibit B, Page 5

                                   EXHIBIT C
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                          DATED AS OF AUGUST 24, 1998
                                    BETWEEN
                      SAN CARLOS CO-TENANCY, AS LANDLORD.
                                      AND
                   NATUS MEDICAL, INC., AS TENANT ("LEASE")

                                BUILDING RULES
                                --------------

     The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

     1.   Use of Common Areas. Tenant will not obstruct the sidewalks, halls,
          -------------------
passages, exits, entrances, or stairways of the Building ("Common Areas"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

     2.   No Access to Roof. Tenant has no right of access to the roof of the
          -----------------
Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed for construction or alterations of an portion of the air-conditioning system located on the roof, including any work to such system that affects the roof. Landlord's prior consent to access to the roof shall not be required for the commercial Heating, Ventilating and Air-Conditioning contractor which is to be approved by Landlord pursuant to the provisions of Section 7.2 of the Lease when such contractor performs maintenance and repair to the air-conditioning system servicing the Premises. Any device installed on the roof without Landlord's written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building.

     3.   Signage. Tenant shall have the right, at Tenant's sole cost and
          -------
expense, to install an unlighted sign on the Building identifying Tenant (a) subject to Landlord's reasonable approval as to location, size, color, materials, method of attachment to the Building, and all other aspects of such sign, (b) consistent with the current San Carlos Business Park's signage program, and (c) subject to ordinances, regulations and any approval from the City of San Carlos, California. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any

                               Exhibit C, Page 1
part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

     4.   Prohibited Uses. The Premises will not be used, for lodging or for the
          ---------------
sale of goods to the general public (except that Tenant shall be permitted to ship goods FOB San Carlos from the Premises without any such shipment constituting a violation of the provisions of this paragraph). Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. Notwithstanding the foregoing, Tenant may use a UL approved microwave oven in the Premises to warm foods and beverages for consumption by Tenant's employees and clients, provided that any such use is strictly non-commercial, is in accordance with all applicable Laws, and does not generate any annoying noise, odors or sanitation problems.

     5.   Janitorial Services. Tenant will be responsible, at Tenant's expense,
          -------------------
to keep the Premises clean, including janitorial service at such times as is reasonably determined by Tenant. Tenant enter into an agreement with a janitorial service to clean the Premises during week-days, which contract and janitorial company shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld.

     6.   Keys And Locks. Tenant, at its cost, shall provide keys for each door
          --------------
or lock in the Premises, and the Buildings in which each portion of the Premises is located if there are separate doors for the Buildings, and Tenant shall provide Landlord two (2) keys for each door and lock. Tenant will not alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without providing Landlord with two (2) keys for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

     7.   Freight. Landlord reserves the right to require that heavy objects
          -------
will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

     8.   Nuisances And Dangerous Substances. Tenant will not conduct itself or
          ----------------------------------
permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises (except as may appear on Exhibit F attached hereto) or permit or suffer the Premises to be

                               Exhibit C, Page 2
occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

     9.   Building Name And Address. Without Landlord's prior written consent,
          -------------------------
Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

     10.  Building Directory. [Intentionally deleted]
          ------------------

     11.  Window Coverings. [Intentionally deleted]
          ----------------

     12.  Floor Coverings. Tenant will be liable for the cost of repair of any
          ---------------
damage resulting from the removal of any floor covering by Tenant or its contractors, employees or invitees.

     13.  Wiring and Cabling Installations. No boring or cutting for wires or
          --------------------------------
cables will be allowed without the prior written consent of Landlord.

     14.  Office Closing Procedures. [Intentionally deleted]
          -------------------------

     15.  Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls
          -------------------
and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

     16.  Use of Hand Trucks. [Intentionally deleted].
          ------------------

     17.  Refuse. Tenant shall store all Tenant's trash and garbage within the
          ------
Premises or in other facilities designated by Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

     18.  Soliciting. Canvassing, peddling, soliciting and distribution of
          ----------
handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

     19.  Parking. Tenant will use, and cause Tenant's Representatives and
          -------
Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant's Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the

                               Exhibit C, Page 3
directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of noncompliance with such parking regulations.

     20.  Fire, Security and Safety Regulations. Tenant will comply with all
          -------------------------------------
safety, security, fire protection and evacuation measures and procedures established any governmental agency or reasonably established by Landlord.

     21.  Responsibility for Theft. Tenant assumes any and all responsibility
          ------------------------
for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     22.  Sales and Auctions. Tenant will not conduct or permit to be conducted
          ------------------
any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

     23.  Waiver of Rules. Landlord may waive any one or more of these Building
          ---------------
Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

     24.  Effect on Lease. These Building Rules are in addition to, and shall
          ---------------
not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - "Events of Default".

     25.  Non-Discriminatorv Enforcement. Subject to the provisions of the Lease
          ------------------------------
(and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

     26.  Additional and Amended Rules. Landlord reserves the right to rescind
          ----------------------------
or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                                                  INITIALS:

                                                  Landlord  /s/ WW
                                                            -----------------
                                                  Tenant    /s/ WHL
                                                            -----------------

                               Exhibit C, Page 4

                                   EXHIBIT D
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                          DATED AS OF AUGUST 24, 1998
                                    BETWEEN
                      SAN CARLOS CO-TENANCY, AS LANDLORD,
                                      AND
                   NATUS MEDICAL, INC., AS TENANT ("LEASE")

                          ADDITIONAL PROVISIONS RIDER
                          ---------------------------

     35.  PARKING.
          -------

          (a)  Tenant's Parking Rights. Landlord shall provide Tenant, on an
               -----------------------
     unassigned and non-exclusive basis, for use by Tenant and Tenant's Representatives and Visitors, at the users sole risk, one (1) parking space in the Parking Facility for each three hundred thirty-three (333) rentable square feet of additional space leased to Tenant. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars and up to ten percent (10%) of the unassigned spaces may also be designated by Landlord as Building visitors' parking.

          (b)  Availability of Parking Spaces. Landlord shall take reasonable
               ------------------------------
     actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Access to the Parking Facility may, at Landlord's option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for notifying any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

          (c)  Assignment and Subletting. Notwithstanding any other provision of
               -------------------------
     the Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except either (i) in connection with an assignment of the Lease, or a sublease of all, or a portion of, the Premises, to a Transferee; or (ii) with Landlord's prior written consent, which may be granted or withheld by Landlord in its sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

          (d)  Condemnation, Damage or Destruction. In the event the Parking
               -----------------------------------
     Facility is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently

                               Exhibit D, Page 1
reduced, then Tenant's rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility in a non-discriminatory manner relative to other tenants in the Project.

     36.  RIGHT OF FIRST OFFER.

          (a) Provided that Natus Medical, Inc. has not assigned this Lease or sublet any or all of the Premises other than to an Affiliate (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and its Affiliates and shall not be transferable or exercisable for the benefit of any Transferee other than an Affiliate), and provided Tenant is not in default under this Lease beyond any applicable cure period at the time of the exercise of any such right or at any time thereafter until delivery of possession of the space to Tenant, and subject to any and all rights of other tenants in the Project with respect to such space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights) existing as of the date of this Lease, Tenant shall have a one time right of first offer to lease the following space in the
     Building: 1509 Industrial Road, containing approximately 4,800 rentable square feet; and 1549 Industrial Road, containing approximately 2,170 rentable square feet.

          (b) Such right of first offer (i) may only be exercised with respect to vacant space or space which has been previously leased and as to which an existing tenant of the Building has elected not to extend its lease or re-lease such space and (ii) may only be exercised with respect to all of the space being offered by Landlord. If any space qualifying for such right of first offer becomes available, Landlord shall offer to lease such space to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants. Tenant shall have ten (10) Business Days following receipt of Landlord's offer with respect to any such space within which to notify Landlord in writing of its intention to lease such space, and such notice, if given by Tenant, shall constitute an acceptance of Landlord's terms for the lease of such space. If Tenant exercises such right of first offer, the space to be leased by Tenant shall be leased on the same terms and conditions as are contained in this Lease except for the economic and other terms specifically set forth in Landlord's notice, and the parties shall execute an amendment to this Lease to include such space in the Premises and otherwise to provide for the leasing of such space on such terms. If Tenant fails so to exercise Tenant's right of first offer within such ten (10) Business Day period, Landlord may thereafter lease such space to other prospective tenants; provided, however, that if Landlord proposes to lease such space at an effective rent that is less than ninety percent (90%) of the effective rent proposed to Tenant, or upon other terms which are substantially more favorable to the prospective tenant, Landlord shall first re-offer such space to Tenant at such lower rent and/or more favorable terms in accordance with the provisions of this paragraph.

          (c) If Tenant does not lease the right of first offer space from Landlord when it is first offered to Tenant by Landlord, or when it is re-offered to Tenant because the economic terms first offered to Tenant have materially changed, as described in the last sentence of paragraph (b)

                               Exhibit D, Page 2
     above, then this right of first offer shall terminate and Tenant shall have no further rights to lease any of the right of first offer space.

     37.  EXTENSION OPTION.

          Provided that Natus Medical, Inc. has not assigned this Lease or sublet any or all of the Premises other than to an Affiliate (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and its Affiliates and shall not be transferable or exercisable for the benefit of any Transferee other than an Affiliate), and provided Tenant is not in default under this Lease beyond any applicable cure period at the time of exercise or at any time thereafter until the beginning of any such extension of the Term, Tenant shall have the option (the "EXTENSION OPTION") to extend the Term for one (1) additional consecutive period of five (5) years ("EXTENSION PERIOD"), by giving written notice to Landlord of the exercise of any such Extension Option at least twelve (12) months, but not more than fifteen
     (15) months, prior to the expiration of the initial Term. The exercise of any Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease. Upon such exercise, the term of the Lease shall automatically be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. Any Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Tenant shall have no further option to extend the Term of the Lease, other than as specifically set forth herein; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (iii) Base Rent for any such Extension Period shall be the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

          (a) "Fair Market Base Rental" shall mean the "fair market" Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in other similar type buildings in similar type projects in the general vicinity of the Project of comparable size, location, quality and age as the Project for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), the value of market concessions (including the value of construction, renovation, moving and other allowances or rent credits), the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating expenses and tax and expense stops or other escalation clauses, and brokerage commissions, for comparable space in the buildings which are being used for comparison. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

                               Exhibit D, Page 3

          (b) Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) day's after receipt by Landlord of Tenant's notice of exercise of the Extension Option, Landlord and Tenant shall mutually select a licensed real estate broker who is active in the leasing of office space in the general vicinity of the Property. Landlord shall submit Landlord's determination of Fair Market Base Rental and Tenant shall submit Tenant's determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree). The broker shall select either Landlord's or Tenant's determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant's determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker's cost and fees. If Landlord's determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker's cost and fees.

          (c) In the event the Fair Market Base Rental for any Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

          (d) In no event shall the Base Rent during any Extension Period be less than the Base Rent in effect immediately prior to such Extension Period.

          (e) The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by any Extension Period (if any Extension Option is exercised), is referred to in this Lease as the "Term."

     38.  EXISTING LEASE.

          Tenant is leasing the Existing Premises and the Termination Premises pursuant to a lease dated March 8,1993 with New York Life Insurance Company (the "Original Landlord"), which Existing Lease was amended by Lease Amendment No. 1 dated as of March 29, 1996, and Lease Amendment No. 2 dated as of August 8, 1997 (as so amended, the "Existing Lease"). Landlord is successor-in-interest to Original Landlord under the Existing Lease. The Existing Lease shall terminate November 15, 1998, and Tenant shall remain liable for those obligations accruing under the Existing Lease through November 15, 1998.

                                                  INITIALS:

                                                  Landlord  /s/ WW
                                                            -----------------
                                                  Tenant    /s/ WHL
                                                            -----------------

                               Exhibit D, Page 4

                                   EXHIBIT E
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                          DATED AS OF AUGUST 24, 1998
                                    BETWEEN
                      SAN CARLOS CO-TENANCY, AS LANDLORD,
                                      AND
                   NATUS MEDICAL, INC., AS TENANT ("LEASE")

                             ASBESTOS NOTIFICATION
                             ---------------------

          In accordance with California law (Health & Safety Code Section 25915), we are writing to provide you with information concerning the presence of asbestos-containing construction materials ("ACM") in your building. This notice describes the location of these materials and requests your assistance in following proper handling procedures and in reporting any deterioration in the condition of these materials that you may notice.

          In July 1989, ATC Environmental, Inc., a professional asbestos consultant, was retained to determine whether ACM was present in any of the six buildings at San Carlos Commerce Center located at 1551-1599 and 1501-1549 Industrial Road, San Carlos, California. The survey concluded that asbestos was present in the floor tile mastic in Suite 1511 (storage room) of the building at 1501 Industrial Road and Suite 1581 (break room) of the building at 1581 Industrial Road. The mastic materials were classified as low priority ACM and are considered to be non-friable, unless disturbed through renovation, maintenance or other activities, because the asbestos is bound and contained in a secondary material. A January 1990 survey by Starcraft Roof Service and two episodes of asbestos sampling and testing by Hart Crowser, Inc. in February 1990, showed asbestos-containing materials to be present in the roofs of the buildings at 1551, 1561 and 1581 Industrial Road and in the parapet flashings of the roofs of all six buildings. However, it was concluded that the materials were well bound and not friable in their existing condition, unless ground, drilled or otherwise abraded.

          Because any alterations in any of the buildings containing ACM could disturb the ACM and possibly release asbestos fibers into the air, the inhalation of which could present a health hazard, we must require that you contact the Building Management Office at (650) 349-5531, for detailed asbestos handling procedures and to obtain our approval prior to beginning such projects. This includes major alterations, but might also include such activities as drilling holes, installing electrical, telecommunication or computer lines, sanding floors, or removing ceiling tiles. In many cases, such activities will not affect asbestos materials, but you must check with us in advance, just in case. In addition, please contact the Building Management Office if you notice any deterioration in the condition of the ACM.

                               Exhibit E, Page 1

          It is common knowledge that exposure to asbestos may cause development of certain diseases, including cancer and lung disease. However, because we are not physicians, scientists or industrial hygienists, we have no special knowledge of the health impact of exposure to the asbestos located in the identified buildings. If you have any concerns about the health effects of asbestos exposure, we urge you to contact the State or Federal Occupational Safety and Health Administration, the California State Department of Health Services or the local City or County Department of Health Services for more information.

          The results of all of our existing asbestos surveys, test results and monitoring data, including descriptions of the laboratory testing methods employed, are available for your review and photocopying in the Building Management Office, located at 2929 Campus Drive, Suite 145 in San Mateo, California, during regular working hours upon request. If you would like to see these materials, please make an appointment with Genelle Osendorf at (650) 349-5331, at least two working days in advance. Because we are not experts in the area of asbestos testing and abatement, we make no warranties as to the contents of the consultants' reports or the methods employed by the consultants or the thoroughness or accuracy of the survey or test results or any other matters.

          Please be aware that you will be responsible for complying with all legal requirements for notifying your own employees, contractors, subtenants and agents, if any, of the information contained in this notice.

                                                  INITIALS:

                                                  Landlord  /s/ WW
                                                            -----------------
                                                  Tenant    /s/ WHL
                                                            -----------------

                               Exhibit E, Page 2

                                   EXHIBIT F
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                          DATED AS OF AUGUST 24, 1998
                                    BETWEEN
                      SAN CARLOS CO-TENANCY, AS LANDLORD,
                                      AND
                   NATUS MEDICAL, INC., AS TENANT ("LEASE")

                          LIST OF TENANT'S CHEMICALS
                          --------------------------

            CO (0-20 ppm), C02 (0-10%), H2 (0-300 ppm), balance Air
            CO (0-20 ppm), C02 (0-10%), 02 (0-20%), balance Nitrogen

                                                  INITIALS:

                                                  Landlord  /s/ WW
                                                            -----------------
                                                  Tenant    /s/ WHL
                                                            -----------------

                               Exhibit F, Page 1